American Safety Insurance Holdings, Ltd.
Reports a 47% Increase in Second Quarter Earnings

HAMILTON, Bermuda, August 2, 2006 – American Safety Insurance Holdings, Ltd. (NYSE:ASI) today reported a 47% increase in net earnings for the three months ended June 30, 2006 to $4.6 million, or $0.62 per diluted share, compared to $3.1 million, or $0.44 per diluted share, for the same period of 2005.

Financial highlights in the quarter included:

o        Gross Premiums Written increased 13% to $63.4 million.
o        Net Premiums Written increased 23% to $43.5 million.
o        Net Premiums Earned increased 5% to $36.1 million.
o        Net investment income increased 40% to $4.8 million.
o        The combined ratio improved to 95.2% from 98.9%.
o        Book value decreased to $16.77 per outstanding share and $16.14 per diluted share.

Revenues for the quarter totaled $40.9 million compared to $38.6 million in 2005 due to increased premiums earned and investment income. Net premiums earned increased $1.5 million or 5% to $36.1 million, primarily from increased retention levels in our construction and specialty program lines of business. The second quarter combined ratio improved 3.7 percentage points to 95.2%, and is comprised of a loss ratio of 59.3% and an expense ratio of 35.9%. Net investment income increased 40% to $4.8 million as average invested assets increased 23% to $429 million and the tax equivalent yield increased 68 basis points to 4.9%. Annualized return on average equity for the quarter increased to 15.8% as compared to 11.7% for the same period of 2005.

For the six months ended June 30, 2006, net earnings improved 29% to $8.7 million, or $1.19 per diluted share compared to $6.8 million, or $.94 per diluted share for 2005. Total revenues of $80.6 million increased 2% due to increased net premiums earned and net investment income. Net premiums earned increased 3% to $70.9 million due to increased retention levels in construction and specialty program business lines. The year to date combined ratio is 97.3% and is comprised of a loss ratio of 61.1% and an expense ratio of 36.2%. Net investment income increased 41% to $9.3 million due to greater invested assets and increased yields. Annualized return on average equity for the six months ended June 30, 2006 improved to 13.4% from 12.5% for the same period of 2005.

With the completion of a common equity offering of 3.2 million shares during the quarter, and a fully exercised over-allotment option of 480,000 shares in July, ASI successfully raised $53.3 million of additional capital, net of offering expenses. The offering, including the over-allotment, increased the number of shares outstanding 54% to 10,525,966 shares. As of June 30, 2006, book value per outstanding share decreased to $16.77 from $17.54 at December 31, 2005 due to an increase in unrealized losses on investments and the increase in common shares outstanding.

Commenting on the results, Stephen R. Crim, President and Chief Executive Officer of American Safety Insurance Holdings, Ltd., said, “I am pleased with the completion of our common equity offering to support the execution of our growth strategy. The proceeds from the offering were invested in high quality fixed maturity securities at an average yield of 5.9% and an average duration of four. We have already made significant progress in the deployment of the new capital through increased net retentions and growth in our core business lines, as reflected in our second quarter results. The Company remains well positioned to achieve our objectives of increasing our net retentions, growing our core business, developing new products, leveraging our infrastructure investments and actively managing our capital.”

Conference Call

A conference call to discuss second quarter 2006 results is scheduled for Thursday, August 3, 2006 at 9:00 a.m. (Eastern Time), which will be broadcast through Vcall’s Investor Calendar at www.investorcalendar.com or the Company’s website at www.americansafetyinsurance.com. If you are unable to participate at this time, a replay will be available for 30 days, beginning approximately two hours after the call.

American Safety Insurance Holdings, Ltd., (NYSE:ASI), offers customized insurance products and solutions to small and medium sized businesses in industries that it believes are underserved by the standard insurance market. ASI provides excess and surplus lines and alternative risk transfer products through its U.S. program administrator, American Safety Insurance Services, Inc., its insurance company subsidiaries, American Safety Casualty Insurance Company and American Safety Indemnity Company, and its non-subsidiary affiliate, American Safety Risk Retention Group, Inc. ASI specializes in underwriting these products for insureds with environmental risks and construction risks as well as in developing programs for other specialty classes of risk. ASI is rated “A” Excellent VIII by A.M. Best.

This press release contains forward-looking statements. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, including insurance market conditions, premium growth, acquisitions and new products. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially, including competitive conditions in the insurance industry, levels of new and renewal insurance business, developments in loss trends, adequacy and changes in loss reserves and actuarial assumptions, timing or collectibility of reinsurance recoverables, market acceptance of new coverages and enhancements, changes in reinsurance costs and availability, potential adverse decisions in court and arbitration proceedings, the integration and other challenges attendant to acquisitions, and changes in levels of general business activity and economic conditions. For additional factors which could influence the Company’s operating and financial performance, see the Company’s Form 10-Q for the quarter ended March 31, 2006 as filed with the Securities and Exchange Commission.

Contacts:
American Safety Insurance Services, Inc.                          Cameron Associates
Stephen Crim or William Tepe                                      Kevin McGrath
(770) 916-1908                                                    (212) 245-4577

American Safety Insurance Holdings, Ltd. and Subsidiaries
Financial and Operating Highlights
(Unaudited)

                                                         Three Months Ended                              Six Months Ended
                                                               June 30,                                       June 30,

                                                     2006                    2005                  2006                   2005
INCOME STATEMENT DATA:
Revenues:
     Direct and assumed premiums earned             $54,038,204            $59,076,332         $110,634,016            $114,328,394
     Ceded premiums earned                          (17,962,376)           (24,541,747)         (39,739,307)            (45,173,198)
         Net premiums earned                         36,075,828             34,534,585           70,894,709              69,155,196

     Net investment income                            4,794,702              3,427,475            9,269,713               6,583,856
     Net realized gains                                  (3,169)               (96,697)             359,815                 (44,465)
     Real estate income                                       -                691,078                    -               3,000,078
     Other income                                        23,193                 33,807               87,263                  35,756
          Total revenues                             40,890,554             38,590,248           80,611,500              78,730,421

Expenses:
     Losses and loss adjustment expenses             21,387,969             21,507,779           43,311,993              42,288,823
     Acquisition expenses                             6,431,653              6,883,652           13,407,790              14,010,031
     Payroll and related expenses                     3,991,686              3,181,498            7,534,153               6,148,484
     Real estate expenses                               102,461                423,933              169,501               2,688,462
     Interest Expense                                   837,623                262,961            1,740,669                 529,640
     Other expenses                                   2,951,627              2,948,367            5,615,116               5,197,875
     Minority interest                                  (39,174)               (48,616)            (511,630)                539,282
         Total expenses                              35,663,845             35,159,574           71,267,592              71,402,597
         Earnings before income taxes                 5,226,709              3,430,674            9,343,908               7,327,824

Income taxes                                            599,575                291,920              615,775                 542,727
         Net earnings                                $4,627,134             $3,138,754           $8,728,133              $6,785,097
                                                     ==========             ==========           ==========               =========
Net earnings per share:
     Basic                                                $0.65                  $0.47                $1.26                   $1.00
                                                          =====                  =====                =====                   =====
     Diluted                                              $0.62                  $0.44                $1.19                   $0.94
                                                          =====                  =====                =====                   =====
Average number of shares outstanding:
     Basic                                            7,106,393              6,718,269            6,935,489               6,754,670
                                                      =========              =========            =========               =========
     Diluted                                          7,498,006              7,118,651            7,328,958               7,197,091
                                                      =========              =========            =========               =========
GAAP combined ratio                                        95.2%                  98.9%                97.3%                   96.7%
                                                       =========              ========             =========               =========

BALANCE SHEET DATA:                                                                              June 30,            December 31,
                                                                                                   2006                  2005

Total investments                                                                              $478,917,144            $415,496,577
Total assets                                                                                    773,834,927             697,134,863
Unpaid losses and loss adjustment expenses                                                      412,150,889             394,872,581
Total liabilities                                                                               605,334,814             578,699,616
Total shareholders' equity                                                                      168,500,113             118,435,247

Book value per share                                                                                 $16.77                  $17.54

American Safety Insurance Holdings, Ltd. and Subsidiaries
Financial and Operating Highlights
(Unaudited)

                                                                     Six Months Ended                           Three Months Ended
                                                                         June 30,                                     June 30,

                                                                  2006                   2005                  2006                  2005

Gross Premiums Written:
     Excess and Surplus Lines Segment
         Environmental                                          $ 26,885               $ 27,290              $ 14,244              $ 13,696
         Construction                                             47,578                 47,046                25,126                20,335
         Excess                                                    1,469                    989                   858                   647
         Surety                                                    1,955                    935                 1,085                   438
              Total Excess and Surplus Lines Segment              77,887                 76,260                41,313                35,116

     Alternative Risk Transfer Segment
         Specialty Programs                                       36,640                 43,326                20,295                20,583
         Fully Funded                                              2,019                    810                 1,756                   493
              Total Alternative Risk Transfer Segment             38,659                 44,136                22,051                21,076

     Runoff                                                            0                      7                     0                     0
     Total Gross Premiums Written                               $116,546               $120,403              $ 63,364              $ 56,192
                                                                ========               ========              ========              ========

Net Premiums Written:
     Excess and Surplus Lines Segment
         Environmental                                          $ 19,808               $ 24,124              $ 11,737              $ 13,157
         Construction                                             44,048                 38,142                23,863                16,026
         Excess                                                      382                    198                   214                   129
         Surety                                                    1,083                    470                   643                   220
              Total Excess and Surplus Lines Segment              65,321                 62,934                36,457                29,532

     Alternative Risk Transfer Segment
         Specialty Programs                                        9,705                  8,784                 5,922                 5,514
         Fully Funded                                              1,317                    528                 1,129                   395
                Total Alternative Risk Transfer Segment           11,022                  9,312                 7,051                 5,909

     Runoff                                                            0                   (35)                     0                     0
      Total Net Premiums Written                                $ 76,343               $ 72,211              $ 43,508              $ 35,441
                                                                ========               ========              ========              ========
Net Premiums Earned:
     Excess and Surplus Lines Segment
         Environmental                                          $ 17,360               $ 18,522              $  9,040              $  9,777
         Construction                                             41,895                 40,734                20,981                19,742
         Excess                                                      239                    228                   117                   116
         Surety                                                      784                    434                   431                   215
              Total Excess and Surplus Lines Segment              60,278                 59,918                30,569                29,850

     Alternative Risk Transfer Segment
         Specialty Programs                                        9,677                  8,789                 4,935                 4,480
         Fully Funded                                                940                    293                   572                   204
              Total Alternative Risk Transfer Segment             10,617                  9,082                 5,507                 4,684

     Runoff                                                            0                    155                     0                     0
     Total Net Premiums Earned                                  $ 70,895               $ 69,155              $ 36,076              $ 34,534
                                                                ========               ========              ========              ========